DEED OF IRREVOCABLE UNDERTAKING DIRECTOR SHAREHOLDER To: Ingredion Incorporated ("Ingredion") 5 Westbrook Corporate Center Westchester, IL 60154 USA _______________ June 2026 RECOMMENDED CASH OFFER FOR TATE & LYLE PLC ("TATE & LYLE") BY INGREDION I understand that Ingredion intends to announce a firm intention to acquire the entire issued and to be issued ordinary share capital of Tate & Lyle (the "Acquisition") by way of a scheme of arrangement under Part 26 of the Companies Act 2006 (the "Companies Act") (including any new, increased, renewed or revised scheme of arrangement, the terms of which are at least as favourable to Tate & Lyle shareholders as the Rule 2.7 Announcement) (the "Scheme") substantially on the terms and conditions set out or referred to in the draft press announcement attached to this deed (the "Rule 2.7 Announcement"), together with such additional terms and conditions as may be required to comply with any applicable law and regulation and the City Code on Takeovers and Mergers (the "Code") or such non-material additional terms and conditions as may be agreed in writing between Ingredion and Tate & Lyle. I also understand that Ingredion may, with the consent of the UK Panel on Takeovers and Mergers (the "Panel") and subject to the terms of the Co-Operation Agreement (as defined in the Rule 2.7 Announcement), at any time elect to implement the Acquisition by means of a takeover offer (as such term is defined in section 974 of the Companies Act (including any new, increased, renewed or revised takeover offer, the terms of which are at least as favourable to Tate & Lyle shareholders as the original offer, the "Takeover Offer")). In consideration of Ingredion releasing the Rule 2.7 Announcement, I irrevocably and unconditionally represent, warrant and undertake to Ingredion that: 1. INTERESTS IN TATE & LYLE SHARES 1.1 As at the date of this deed: (a) I am the beneficial owner of (or am otherwise able to control the exercise of all rights, including voting rights, attaching to, and the ability to procure the transfer of), and/or am the registered holder of, the number of ordinary shares of 29 ⅙ pence each in the capital of Tate & Lyle set out in Schedule 1 to this deed (the "Existing Shares", and, together with any other shares in Tate & Lyle issued or transferred to me after the date hereof, including as a result of any grant, exercise, vesting, settlement or release of the Awards, as defined below, the “Tate & Lyle Shares”). (b) I am not interested in, or otherwise able to control the exercise of any rights attributable to, any shares or other securities of Tate & Lyle other than the Existing Shares (and the Existing Awards, as defined below). (c) I am able to transfer the Existing Shares free from all liens, equities, charges, encumbrances, options, rights of pre-emption, and any other third party rights and interests of any nature. EXHIBIT 10.4

- 2 - 1.2 Schedule 2 to this deed contains, as at the date of this deed, complete and accurate details of all options and awards I have (if any) to subscribe for, purchase or otherwise acquire any shares or securities of Tate & Lyle (the "Existing Awards" and, together with any further options or awards to subscribe for, purchase or otherwise acquire any shares or securities of Tate & Lyle that I am granted or otherwise acquire in future, the "Awards") and such Existing Awards are still subsisting. 1.3 I have full power and authority and the right (free from any legal or other restrictions), and will, at all times, continue to have all relevant power, authority and the right to enter into and perform my obligations under this deed in accordance with its terms. 2. DEALINGS IN TATE & LYLE SHARES 2.1 Prior to the earlier of the Scheme becoming effective (or, if applicable, the Takeover Offer becoming or being declared unconditional) or the termination of this deed in accordance with paragraph 6, I shall not (and, if I am not the registered holder of some or all of the Tate & Lyle Shares, I shall procure that any person holding such Tate & Lyle Shares shall not): (a) sell, transfer, charge, encumber, pledge, grant any option or other right over or otherwise deal in, dispose of, or permit the sale, transfer, charging, encumbering, granting of any option or other right over or other disposal of any of the Tate & Lyle Shares or interest in the Tate & Lyle Shares except under the Acquisition, or accept any other offer in respect of all or any of the Tate & Lyle Shares, the Awards or any other interest in any of the Tate & Lyle Shares; (b) accept or give any undertaking (whether conditional or unconditional) or letter of intent to accept any other offer made or proposed to be made in respect of the issued and to be issued share capital of Tate & Lyle by any person other than Ingredion or its affiliates; (c) vote in favour of: (i) or accept any transaction which is proposed in competition with or which could reasonably be expected to frustrate, impede, restrict, or delay the implementation of the Acquisition, including the Scheme becoming effective or the Offer becoming or being declared unconditional; (ii) or otherwise consent to any matter for the purposes of Rule 21.1 of the Code, unless otherwise agreed to in writing between Ingredion and Tate & Lyle; (d) requisition, or join in requisitioning, any General Meeting (as defined below) which could (or could reasonably be expected to) frustrate impede, restrict, or delay implementation of the Acquisition; (e) save in connection with the grant, vesting, exercise, settlement or release of any Awards in accordance with any of the Tate & Lyle Share Plans or any dividend reinvestment plans, acquire or otherwise deal or undertake any dealing in any interest in shares or securities of Tate & Lyle, unless the Panel determines and confirms to you that in respect of such acquisition or dealing, I am not acting in concert with you under Note 9 on the definition of “acting in concert” set out in the Code, and, if such interest is acquired by me, such interest shall be deemed to be included in the expression "Tate & Lyle Shares" for the purpose of this deed; (f) enter into any agreement or arrangement or incur any obligation (or permit such circumstances to occur):

- 3 - (i) in relation to, or operating by reference to, shares or other securities of Tate & Lyle or the Awards; (ii) to do all or any of the acts referred to in sub-paragraphs 2.1(a) to (e) (inclusive) above; or (iii) which would or might restrict or impede my voting in favour of the Scheme or accepting the Takeover Offer or my ability to comply with this deed, or which might otherwise frustrate the Acquisition, and references in this sub-paragraph 2.1(f) to any agreement, arrangement, obligation or indication of intent shall include any such agreement, arrangement, obligation or indication of intent whether or not legally binding or subject to any conditions or which is to take effect upon or following the Acquisition becoming effective or lapsing, or upon or following this deed ceasing to be binding, or upon or following any other event. 2.2 Notwithstanding the provisions of paragraph 2.1 above, prior to my voting in favour of the Scheme, or, if applicable, my acceptance of the Takeover Offer, I shall be permitted to transfer some or all of my Tate & Lyle Shares (in one or more transactions) (such Tate & Lyle Shares being “Transferred Shares”) to one or more of my connected persons provided that: (a) such a transfer is undertaken as part of my bona fide tax planning; (b) I notify you no less than five Business Days before such transfer; and (c) on the date of such transfer I shall procure that the transferee or beneficiary of such Transferred Shares signs and delivers to you irrevocable undertakings in respect of such Transferred Shares on terms no less favourable to you than those set out herein (save if such a transferee has already signed and delivered to you an irrevocable undertaking on terms which extends to such Transferred Shares). 2.3 If and to the extent there is any restriction on my ability to transfer (or procure the transfer of) the Tate & Lyle Shares, I shall exercise or, where applicable, procure the exercise of, all rights attaching to the Tate & Lyle Shares to: (a) vote (whether on a show of hands or a poll and whether in person or by proxy) in favour of any and all resolutions (whether or not amended) proposed at any meeting of the holders of shares in Tate & Lyle and/or any separate class meeting of the holders of the class of Tate & Lyle shares (including any adjournments or postponements thereof, each a "General Meeting") which are required to remove or give effect to the removal of any such restriction insofar as it relates to the Acquisition and take (or procure the taking of) all other actions available to me in my capacity as a holder of the Tate & Lyle Shares to give effect to the foregoing; and (b) requisition, or join in the requisitioning of, any General Meeting for the purpose of voting on any resolution referred to under paragraph 2.3(a) above, or to require Tate & Lyle to give notice of such meeting. 3. SCHEME 3.1 I shall exercise (or procure the exercise of) all voting rights (whether on a show of hands or a poll and whether in person or by proxy) attaching to the Tate & Lyle Shares:

- 4 - (a) at any meeting of the holders of Tate & Lyle shares ("Tate & Lyle Shareholders") to be convened by order of the High Court of Justice in England and Wales (including any adjournments or postponements thereof, the "Court Meeting"), in favour of any and all resolutions (whether or not amended) at the Court Meeting to approve the Scheme; and (b) at any General Meeting which is convened by Tate & Lyle in connection with the Scheme, in favour of any and all resolutions (whether or not amended) at each General Meeting to approve the Scheme and all related matters (including but not limited to the proposed amendments to the articles of association of Tate & Lyle). 3.2 As soon as practicable and in any event not later than 1:00 p.m. BST on the date falling ten Business Days after the deemed date of receipt of (i) the formal document containing the notice of the Court Meeting and each General Meeting (the "Scheme Document") and (ii) the accompanying forms of proxy, I shall: (a) fully complete, execute and deliver to Tate & Lyle's registrars (or procure the execution and delivery to Tate & Lyle's registrars of) such forms of proxy in accordance with the instructions printed on such forms of proxy; and (b) in respect of any Tate & Lyle Shares in uncertificated form, take (or procure the taking of) any action to make a valid proxy appointment and give valid proxy instructions, to vote in favour of each of the resolutions to be proposed at the Court Meeting and the General Meeting (and, unless instructed to do so by Ingredion, and shall not thereafter amend, withdraw or revoke such forms of proxy or proxy appointments and proxy instructions, or submit any new form of proxy or other proxy instructions, in each case either in writing or by attendance at any meeting or otherwise). 4. TAKEOVER OFFER If the Acquisition is implemented by way of a Takeover Offer: 4.1 I shall, as soon as practicable and in any event not later than 1:00 p.m. BST on the date falling ten Business Days after the deemed date of receipt of the formal document containing the Takeover Offer (the "Takeover Offer Document") (or, in respect of any shares in Tate & Lyle allotted to me after the posting of the Takeover Offer Document, within ten Business Days of such allotment or acquisition), duly accept (or procure the acceptance of) the Takeover Offer in respect of the Tate & Lyle Shares in accordance with its terms and, in respect of any Tate & Lyle Shares held in certificated form, shall forward the relevant share certificate(s) to Ingredion or its nominated representative (and/or a form of indemnity acceptable to Ingredion, acting reasonably, in respect of any lost shares certificate(s) at the time of acceptance) and, in respect of any Tate & Lyle Shares held in uncertificated form, shall take any action which may be reasonably required by Ingredion or its nominated representative. 4.2 Notwithstanding that the terms of the Takeover Offer Document will confer rights of withdrawal on accepting Tate & Lyle Shareholders, I shall not amend, withdraw or revoke, or procure the amendment, withdrawal or revocation of any acceptance of the Takeover Offer in respect of the Tate & Lyle Shares and shall procure that no rights to withdraw any acceptance in respect of the Tate & Lyle Shares are exercised.

- 5 - 5. VOTING I shall exercise (or procure the exercise of) the voting rights attached to the Tate & Lyle Shares against any resolution or action: (a) to the effect that the text or terms of the resolutions to be proposed at the General Meeting to approve the Scheme and all related matters be amended; (b) to adjourn the General Meeting; or (c) to approve any scheme of arrangement or other transaction which is proposed in competition with the Acquisition, unless Ingredion directs me otherwise (and if Ingredion does direct me otherwise then I will exercise (or procure the exercise of) the voting rights attached to the Tate & Lyle Shares in accordance with Ingredion's directions). 6. POWER OF ATTORNEY 6.1 In order to secure the performance of my obligations in this deed, I shall (and, where applicable, shall procure that the registered holder of the Tate & Lyle Shares shall) irrevocably appoint each director of Ingredion severally as my attorney in my name or otherwise and on my behalf to do all things and to sign, execute, deliver and submit (as applicable) all deeds and other documents as may be necessary or desirable in relation to any obligations contained in this deed and the implementation of the Acquisition if and to the extent I have failed to take any necessary actions by 1.00 p.m. BST on the Business Day after the relevant deadline set out within this deed, including without limitation to vote in favour of/accept the Acquisition in respect of the Tate & Lyle Shares and to execute any form of proxy required by Ingredion appointing any person nominated by Ingredion to attend and vote at any General Meeting. I irrevocably undertake to ratify and confirm any act properly performed by any such attorney in accordance with the terms of this paragraph 6. 6.2 I agree that this power of attorney is given by way of security and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until this deed lapses, or (if earlier) the Acquisition becomes effective. 7. INFORMATION AND DOCUMENTATION 7.1 I shall promptly provide such information relating to me as may be reasonably requested in order to comply with the rules of the Code and the London Stock Exchange, the Companies Act, the Financial Conduct Authority and any other legal or regulatory requirements ("Applicable Law") and consent to the public disclosure of such information if such disclosure is required by Applicable Law. 7.2 I understand that the information provided to me in connection with the Acquisition is given in confidence and must be kept confidential, except as required by Applicable Law, until such time as the Rule 2.7 Announcement is released or the information has otherwise become generally or publicly available. If and to the extent such information is inside information for the purposes of the Criminal Justice Act 1992 or the Market Abuse Regulation (EU) No 596/2014 (as it forms part of assimilated law as defined in the EU (Withdrawal) Act 2018 in the United Kingdom), I shall comply with the applicable restrictions in such enactments on dealing in securities and disclosing inside information. 7.3 I shall promptly after becoming aware of the same, notify Ingredion in writing of any material change in the accuracy or import of any information previously supplied to Ingredion by me.

- 6 - 7.4 I consent to the inclusion of references to me and the provisions of this deed in the Rule 2.7 Announcement, the Scheme Document (or the Takeover Offer Document as the case may be) and any document in connection with the Acquisition that is required by the Code or any other legal or regulatory requirements. 7.5 I understand and agree that, in accordance with the Code, this deed may be disclosed to the Panel, particulars of this deed and disclosable holdings of, and dealings in, relevant securities of Tate & Lyle and Ingredion will need to be publicly disclosed and will also be contained in the Scheme Document (or Takeover Offer Document, as the case may be) and that, in accordance with Rule 26 of the Code, copies of this deed will be available for inspection until the Acquisition becomes effective. 8. TERMINATION 8.1 All of my obligations under this deed shall, without prejudice to any prior breaches, lapse and cease to have effect if (i) the Rule 2.7 Announcement is not released by 5:00 p.m. BST on 8 June 2026 (or such later date as Tate & Lyle and Ingredion may agree, with the consent of the Panel if required); (ii) Ingredion announces, with the consent of the Panel, and before the Scheme Document is published, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme is announced by Ingredion in accordance with Rule 2.7 of the Code; (iii) the Scheme Document (or offer document, as applicable) is not published by within 28 days of the date of issue of the Rule 2.7 Announcement (or such later date as the Panel may agree); (iv) the Scheme or a Takeover Offer (as the case may be) has lapsed or been withdrawn (for the avoidance of doubt, this shall not apply where the Scheme lapses or is withdrawn solely as a result of Ingredion exercising its right to implement the Acquisition by way of a Takeover Offer rather than a Scheme) and no new, revised or replacement Scheme or Takeover Offer has been announced by Ingredion or its affiliates in accordance with Rule 2.7 of the Code at the same time; or (v) any competing offer for the issued and to be issued ordinary share capital of Tate & Lyle is made which becomes or is declared unconditional (if implemented by way of Takeover Offer) or otherwise becomes effective (if implemented by way of a Scheme). 8.2 If this undertaking lapses, I shall have no claim against Ingredion. 8.3 On the termination of this deed, I shall have no claim against Ingredion and neither shall Ingredion have any claim against me, save in respect of any prior breach of this undertaking. This paragraph 6.3 shall survive the lapse of this deed. 9. GENERAL 9.1 Subject to any dealing restrictions preventing me from doing so, I shall accept any proposal made by or on behalf of Ingredion to holders of options over Tate & Lyle Shares in compliance with Rule 15 of the Code (the “Relevant Proposal”) in respect of all such Awards held by me not later than seven days after Ingredion sends such proposals to the holders of options or, if later, within ten days of any further grant or issue, or otherwise ensure that any Tate & Lyle Shares arising on the exercise of options or vesting of awards prior to the Scheme Record Time (as defined in the Scheme) of the Scheme participate in the Acquisition, provided that the Relevant Proposal is consistent with the terms of the co- operation agreement between Tate & Lyle and Ingredion dated on or around the date of this deed (the “Co-Operation Agreement”). 9.2 Nothing in this deed (if and to the extent applicable) shall restrict me from: (a) exercising any options under the Tate & Lyle Share Plans; or

- 7 - (b) acquiring further options, awards, or Tate & Lyle Shares under or pursuant to the Tate & Lyle Share Plans; or (c) selling such number of Tate & Lyle Shares as may be required to cover my liability for (a) income tax and employee social security contributions (or equivalent under applicable law); (b) if required, any exercise price payable; and (c) any associated dealing costs or fees, each in respect of the exercise of any such options, vesting of any such awards, or acquisition or release of any such Tate & Lyle Shares, in each case prior to the Scheme Record Time (as defined in the Scheme). 9.3 References to the “Tate & Lyle Share Plans” mean collectively (and each as defined in the Rule 2.7 Announcement): (i) the Tate & Lyle 2013 Performance Share Plan; (ii) the Tate & Lyle 2020 Performance Share Plan; (iii) the Tate & Lyle Discretionary Group Bonus Plan 2024; and (iv) the Tate & Lyle Sharesave Plan 2020. 9.4 I acknowledge that the release of the Rule 2.7 Announcement is at Ingredion's absolute discretion and, in particular, Ingredion reserves the right not to release the Rule 2.7 Announcement unless the board of Tate & Lyle agrees to recommend the Acquisition. For the avoidance of doubt, nothing in this deed shall oblige Ingredion to announce or effect the Acquisition. 9.5 Any date, time or period referred to in this deed shall be of the essence except to the extent to which Ingredion and I agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence. 9.6 This deed shall be binding on my successors and assigns. 9.7 I confirm that I have been given an adequate opportunity to consider whether or not to give this undertaking and to obtain independent advice. 9.8 Except to the extent otherwise specified, my obligations set out in this deed are unconditional and irrevocable. 9.9 With regard to any of the Tate & Lyle Shares not registered in my name, the confirmations, warranties and undertakings contained in this deed are given by me on behalf of the registered holder(s) and I undertake to ensure the compliance by such person(s) with those confirmations, warranties and undertakings. 9.10 In this deed, references to an "interest" in securities shall have the meaning given to such term in the Code and all references to time are to London time. For the avoidance of doubt, a reference to the "Acquisition" also includes any new, increased, renewed or revised offer made by Ingredion to acquire shares in Tate & Lyle. 9.11 In this deed, references to a "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York. 9.12 A person who is not party to this deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

- 8 - 9.13 Nothing in this undertaking shall constitute an obligation for me, in my capacity as a director of Tate & Lyle, to take any action which is not permitted by Practice Statement No 29 issued by the Panel with respect to Rule 21.2 of the Code. You recognise that in my capacity as a director of Tate & Lyle I owe fiduciary duties to Tate & Lyle and I have duties under the Code (together the "Legal Duties") and accordingly nothing in this deed will require or oblige me to do or refrain from doing any act or thing which would have the effect of contravening those Legal Duties. 9.14 The invalidity, illegality or unenforceability of any provision of this deed shall not affect the continuation in force of the remainder of this deed. 9.15 This deed contains the whole agreement between Ingredion and me relating to the subject matter of this deed at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. I acknowledge that I have not been induced to sign this deed by any representation, warranty or undertaking not expressly incorporated into it. 9.16 I agree that damages may not be an adequate remedy for breach of this deed and accordingly, without prejudice to any other remedies to which Ingredion may be entitled, that Ingredion shall be entitled to seek the remedies of specific performance, injunction or other equitable relief and no proof of special damages shall be necessary for the enforcement by Ingredion of its rights. 9.17 I agree that this deed (and any dispute, controversy, proceedings or claim of any nature arising out of or in connection with it, including non-contractual disputes and claims) shall be governed and construed in accordance with English law. I agree to irrevocably submit to the exclusive jurisdiction of the English courts over any claim, dispute or matter arising under or in connection with this deed or its enforceability or the legal relationships established by this deed (including non-contractual disputes or claims) and waive any objection to proceedings being brought in such courts on the grounds of venue or on the grounds that proceedings have been brought in an inconvenient forum. IN WITNESS whereof this document has been duly executed and delivered as a deed on the date above mentioned. Executed and delivered as a deed by ________________________________ Signature in the presence of: Signature of witness: ________________________________ Name of witness: ________________________________ Address of witness: ________________________________ Occupation of witness: ________________________________

- 9 - SCHEDULE 1 Details of Tate & Lyle Shares Number of ordinary shares Registered holder Beneficial owner [●] [●] [●]

- 10 - SCHEDULE 2 Details of Awards Number of ordinary shares subject to Award Share Plan Grant Date [●]f [●] [●]

- 11 - ANNEX Rule 2.7 Announcement